Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and	Global Communications Director
Chief Financial Officer	763-540-1212
763-540-1204

Tennant Company Reports 2014 Third Quarter Results

Company posts record sales for a third quarter of $202.6 million, up 7.5 percent;
Diluted EPS increased 12.5 percent to $0.63;
Company raises 2014 full year sales outlook and narrows earnings range

MINNEAPOLIS, Oct. 23, 2014-Tennant Company (NYSE:TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $11.8 million, or $0.63 per diluted share, on net sales of $202.6 million for the third quarter ended September 30, 2014. In the 2013 third quarter, Tennant reported net earnings of $10.6 million, or $0.56 per diluted share, on net sales of $188.5 million.
Commented Chris Killingstad, Tennant Company's president and chief executive officer: “We are very pleased with the impact our new growth strategies have had on Tennant’s sales in 2014. Today, we are announcing the highest sales for a third quarter in Tennant’s history, driven by strong growth in the Americas and EMEA regions. Year-to-date sales are up approximately 9 percent. The gross margin in the quarter, however, was below our expectations and constrained by supply chain challenges, as we ramped up production and launched new products. These are short-term growing pains; they are fixable and we are taking the necessary steps for improvement.”
Added Killingstad: “Our strong order position going into the 2014 fourth quarter gives us confidence in our outlook for the full year. We anticipate sales in our APAC region will return to growth in the 2014 fourth quarter. We are committed to our growth goal of $1 billion in sales by 2017 and a 12 percent or above operating profit margin.”
Tennant plans to meet its growth objectives through a strong new product pipeline in both the core business and in the Orbio Technologies Group, continued gains in emerging markets, growth in Europe, focus on strategic accounts and an enhanced go-to-market strategy, designed to significantly expand its global market coverage and customer base.

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Page 2 – Tennant Company Reports 2014 Third Quarter Results

Third Quarter Operating Review
The company's 2014 third quarter consolidated net sales of $202.6 million rose 7.5 percent versus the prior year quarter. The foreign currency exchange effects on consolidated net sales were essentially flat compared to the same quarter last year. Contributing to 2014 third quarter results were increased sales to strategic accounts and through distribution, and continued demand for new products such as the compact T12 and mid-size T17 rider scrubbers, and walk-behind burnishers.
Geographically, sales increased 9.3 percent in Tennant’s largest region, the Americas. Unfavorable foreign currency exchange reduced sales by approximately 0.5 percent. Organic sales, which exclude the impact of foreign currency exchange (and acquisitions when applicable), increased approximately 9.8 percent. Sales in Europe, Middle East and Africa (EMEA) were up 8.5 percent, or approximately 6.5 percent organically, excluding a favorable foreign currency exchange impact of about 2.0 percent. Growth in EMEA was broad based, and the company anticipates continued organic growth in this region in the 2014 fourth quarter. Sales in the Asia Pacific (APAC) region were down 5.6 percent, or down approximately 5.1 percent organically, excluding an unfavorable foreign currency exchange impact of about 0.5 percent. Economic uncertainties in the key markets of Australia, Japan, and China lengthened sales cycles, which impacted the timing of orders and shipments in the 2014 third quarter. Tennant expects positive sales growth in the 2014 fourth quarter and full year. APAC sales for the 2014 first nine months increased 8.7 percent, or approximately 11.7 percent organically, excluding an unfavorable foreign currency impact of about 3.0 percent, driven by growth in China of approximately 20 percent.
In the 2014 third quarter, gross margin was 43.0 percent - within the company’s target range but lower than the 43.4 percent in the prior year quarter. The 40 basis point decline was primarily due to supply chain challenges with increased costs related to hiring and training additional manufacturing employees and temporary workers to support higher production levels, including the continued ramp up to meet the growing demand for new products.
Research and development (R&D) expense for the 2014 third quarter totaled $6.8 million, or 3.4 percent of sales, compared to $8.0 million, or 4.2 percent of sales, in the prior year quarter. The company continued to invest in developing innovative new products for its traditional core business, as well as in its Orbio Technologies Group, which is focused on advancing a suite of sustainable cleaning technologies.
Selling and administrative (S&A) expense in the 2014 third quarter totaled $63.2 million, or 31.2 percent of sales. S&A in the 2013 third quarter was $57.7 million, or 30.6 percent of sales. Reflecting the company’s growth priorities, Tennant continued to make investments in direct sales, distribution and marketing to build organic sales.
Tennant's 2014 third quarter operating profit was $17.1 million, or 8.4 percent of sales, versus an operating profit of $16.2 million, or 8.6 percent of sales, in the year ago quarter.

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Page 3 – Tennant Company Reports 2014 Third Quarter Results

Robust Product and Technology Pipeline
Tennant Company continues to have the most robust new product pipeline in its history. Year to date in 2014, Tennant has introduced 10 new products, with six additional products planned for unveiling in the fourth quarter. The company is on track to launch more than 63 new products and technologies between 2014 and 2016, on top of 37 new products from 2012 to 2013.
During the 2014 third quarter, Tennant launched the S30 mid-size rider sweeper, which provides innovative indoor and outdoor sweeping performance with optimized dust control in both light- and heavy-duty applications. Other major 2014 launches that have already occurred include: the T17 mid-size battery-powered rider scrubber with the largest available battery capacity in its class, making it highly productive; and walk-behind battery-operated burnishers that are emissions-free and deliver propane-like gloss results. In addition, the Orbio Technologies Group from Tennant Company launched the Orbio® os3, which delivers on-site generation of an anti-microbial solution, as well as an effective multi-surface cleaner, for use in a wide variety of customer segments.
“On top of the sales momentum our new offerings have generated to date, we look forward to announcing several more new products at the upcoming ISSA industry trade show in early November, including a prototype of our next generation ec-H2O™ technology that we anticipate offering on select scrubbers in the first quarter of 2015,” stated Killingstad.
Tennant remains committed to being an industry innovation leader and aims to set the standard for sustainable cleaning around the world.

2014 First Nine Month Results
For the nine months ended September 30, 2014, Tennant’s net earnings totaled $33.1 million, or $1.77 per diluted share, on net sales of $605.7 million. In the prior year first nine months, Tennant reported adjusted net earnings of $30.4 million, or $1.61 per diluted share, as adjusted, on net sales of $556.9 million. (See the Supplemental Non-GAAP Financial Table.)
Year-to-date 2014 gross margin was 42.8 percent versus 43.5 percent in the prior year period. R&D expense in the 2014 first nine months was $22.0 million, or 3.6 percent of sales, compared to $23.3 million, or 4.2 percent of sales in the previous year. S&A expense in the 2014 first nine months totaled $187.9 million, or 31.0 percent of sales, versus $174.1 million, or 31.3 percent of sales, and $172.6 million, or 31.0 percent of sales, as adjusted, in the first nine months of 2013.
Operating profit in the 2014 first nine months rose to $49.5 million, or 8.2 percent of sales, compared to $44.7 million, or 8.0 percent of sales, and $46.2 million, or 8.3 percent of sales, as adjusted, in the first nine months of 2013.

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Page 4 – Tennant Company Reports 2014 Third Quarter Results

Tennant generated $36.8 million in cash from operations in the 2014 first nine months. Cash on the balance sheet at September 30, 2014, totaled $79.8 million, up from $65.3 million a year ago. The company's total debt was $28.2 million, down from $32.0 million at the end of the 2013 first nine months. During the 2014 first nine months, Tennant paid a total of $10.9 million in cash dividends to shareholders and repurchased 217,534 shares of common stock at a cost of $13.6 million.

Business Outlook
Based on its year-to-date results and expectations of performance for the remainder of the year, Tennant Company is raising its estimate for net sales to the range of $810 million to $820 million and is narrowing its estimate for 2014 full year earnings to the range of $2.60 to $2.70 per diluted share. Previously, Tennant anticipated 2014 net sales in the range of $800 million to $815 million and full year earnings in the range of $2.60 to $2.80 per diluted share. For the 2013 full year, adjusted diluted earnings per share totaled $2.26 on net sales of $752 million. (See the Supplemental Non-GAAP Financial Table.)
The company's 2014 annual financial outlook includes the following expectations:

•	Modest economic improvement in North America and Europe, and growth in emerging markets;

•	Foreign currency impact on sales for the full year in the range of neutral to an unfavorable 1 percent;

•	Gross margin performance of approximately 43 percent;

•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and in water-based cleaning technologies; and

•	Capital expenditures in the range of $20 million to $22 million.
“We are encouraged by our performance against our growth agenda year to date, and are on track to deliver robust sales and earnings growth in the 2014 fourth quarter,” said Killingstad. “Tennant’s future prospects are exciting. Our focus is on executing our growth strategies and working to resolve short-term supply chain challenges, in order to achieve our profitability objectives.”

Conference Call
Tennant will host a conference call to discuss the 2014 third quarter results today, October 23, 2014, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.

About Tennant Company
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

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Page 5 – Tennant Company Reports 2014 Third Quarter Results

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to attract and retain key personnel; our ability to successfully upgrade, evolve and protect our information technology systems; our ability to develop and commercialize new innovative products and services; our ability to comply with laws and regulations; fluctuations in the cost or availability of raw materials and purchased components; unforeseen product liability claims or product quality issues; the occurrence of a significant business interruption; the occurrence of disruptions to our supply and delivery chains; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2014 Third Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Net Sales	$202,643	$188,541	$605,706	$556,871
Cost of Sales	115,480	106,679	346,363	314,745
Gross Profit	87,163	81,862	259,343	242,126
Gross Margin	43.0%	43.4%	42.8%	43.5%
Operating Expense:
Research and Development Expense	6,844	7,970	21,976	23,309
Selling and Administrative Expense	63,215	57,663	187,885	174,083
Total Operating Expense	70,059	65,633	209,861	197,392
Profit from Operations	17,104	16,229	49,482	44,734
Operating Margin	8.4%	8.6%	8.2%	8.0%
Other Income (Expense):
Interest Income	84	67	254	295
Interest Expense	(396)	(440)	(1,301)	(1,318)
Net Foreign Currency Losses	(276)	(303)	(156)	(1,046)
Other Expense, Net	(162)	(157)	(282)	(238)
Total Other Expense, Net	(750)	(833)	(1,485)	(2,307)

Profit Before Income Taxes	16,354	15,396	47,997	42,427
Income Tax Expense	4,562	4,779	14,887	12,497
Net Earnings	$11,792	$10,617	$33,110	$29,930

Net Earnings per Share:
Basic	$0.65	$0.58	$1.82	$1.64
Diluted	$0.63	$0.56	$1.77	$1.59

Weighted Average Shares Outstanding:
Basic	18,120,729	18,267,828	18,201,291	18,288,083
Diluted	18,635,287	18,811,638	18,727,818	18,823,745

Cash Dividends Declared per Common Share	$0.20	$0.18	$0.58	$0.54

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30			September 30
	2014	2013	%	2014	2013	%
Americas	$142,149	$130,037	9.3	$418,236	$382,877	9.2
Europe, Middle East and Africa	40,610	37,436	8.5	124,946	116,465	7.3
Asia Pacific	19,884	21,068	(5.6)	62,524	57,529	8.7
Total	$202,643	$188,541	7.5	$605,706	$556,871	8.8
(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports 2014 Third Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30,	December 31,	September 30,
	2014	2013	2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$79,784	$80,984	$65,309
Restricted Cash	395	393	404
Net Receivables	141,771	140,182	139,813
Inventories	83,964	66,906	67,390
Prepaid Expenses	13,473	11,426	12,111
Deferred Income Taxes, Current Portion	8,200	13,723	8,986
Other Current Assets	1,658	1,682	1,696
Total Current Assets	329,245	315,296	295,709
Property, Plant and Equipment	311,704	300,906	305,381
Accumulated Depreciation	(226,513)	(217,430)	(220,899)
Property, Plant and Equipment, Net	85,191	83,476	84,482
Deferred Income Taxes, Long-Term Portion	6,072	2,423	12,830
Goodwill	18,725	18,929	19,246
Intangible Assets, Net	16,680	19,028	19,411
Other Assets	15,337	17,154	7,303
Total Assets	$471,250	$456,306	$438,981

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-Term Borrowings and Current Portion of Long-Term Debt	$3,717	$3,803	$3,935
Accounts Payable	57,896	53,079	49,295
Employee Compensation and Benefits	33,549	29,756	31,096
Income Taxes Payable	1,140	812	1,349
Other Current Liabilities	43,209	44,076	40,512
Total Current Liabilities	139,511	131,526	126,187
Long-Term Liabilities:
Long-Term Debt	24,450	28,000	28,042
Employee-Related Benefits	24,407	25,173	25,988
Deferred Income Taxes, Long-Term Portion	4,553	2,870	2,834
Other Liabilities	4,961	4,891	4,701
Total Long-Term Liabilities	58,371	60,934	61,565
Total Liabilities	197,882	192,460	187,752
Shareholders’ Equity:
Preferred Stock	—	—	—
Common Stock	6,903	6,934	6,864
Additional Paid-In Capital	24,271	31,956	28,828
Retained Earnings	272,183	249,927	246,093
Accumulated Other Comprehensive Loss	(29,989)	(24,971)	(30,556)
Total Shareholders’ Equity	273,368	263,846	251,229
Total Liabilities and Shareholders’ Equity	$471,250	$456,306	$438,981

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Page 8 – Tennant Company Reports 2014 Third Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Nine Months Ended
	September 30
	2014	2013
OPERATING ACTIVITIES
Net Earnings	$33,110	$29,930
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	13,186	13,178
Amortization	1,812	1,914
Deferred Income Taxes	3,136	(4)
Share-Based Compensation Expense	5,261	5,106
Allowance for Doubtful Accounts and Returns	1,248	1,153
Other, Net	(45)	155
Changes in Operating Assets and Liabilities:
Receivables	(6,077)	(6,551)
Inventories	(21,720)	(11,798)
Accounts Payable	5,879	2,826
Employee Compensation and Benefits	1,755	(2,620)
Other Current Liabilities	216	1,716
Income Taxes	137	940
Other Assets and Liabilities	(1,073)	863
Net Cash Provided by Operating Activities	36,825	36,808

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(13,476)	(11,380)
Proceeds from Disposals of Property, Plant and Equipment	235	97
Acquisition of Business, Net of Cash Acquired	—	(750)
Proceeds from Sale of Business	1,418	3,520
Increase in Restricted Cash	(12)	(224)
Net Cash Used for Investing Activities	(11,835)	(8,737)

FINANCING ACTIVITIES
Payments of Short-Term Debt	(1,500)	—
Short-Term Debt Borrowings	—	1,500
Payments of Long-Term Debt	(2,015)	(938)
Purchases of Common Stock	(13,609)	(16,626)
Proceeds from Issuances of Common Stock	1,650	5,994
Tax Benefit on Stock Plans	1,620	2,944
Dividends Paid	(10,854)	(9,918)
Net Cash Used for Financing Activities	(24,708)	(17,044)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,482)	342

Net Increase (Decrease) in Cash and Cash Equivalents	(1,200)	11,369

Cash and Cash Equivalents at Beginning of Period	80,984	53,940

Cash and Cash Equivalents at End of Period	$79,784	$65,309

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Page 9 – Tennant Company Reports 2014 Third Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013

Net Sales	$202,643	$188,541	$605,706	$556,871

Cost of Sales	115,480	106,679	346,363	314,745
Gross Profit - as reported	87,163	81,862	259,343	242,126
Gross Margin	43.0%	43.4%	42.8%	43.5%

Operating Expense:
Research and Development Expense	6,844	7,970	21,976	23,309
Selling and Administrative Expense	63,215	57,663	187,885	174,083
Total Operating Expense	70,059	65,633	209,861	197,392

Profit from Operations - as reported	$17,104	$16,229	$49,482	$44,734
Operating Margin - as reported	8.4%	8.6%	8.2%	8.0%
Adjustments:
Restructuring Charge	—	—	—	1,440
Profit from Operations - as adjusted	$17,104	$16,229	$49,482	$46,174
Operating Margin - as adjusted	8.4%	8.6%	8.2%	8.3%

Other Income (Expense):
Interest Income	84	67	254	295
Interest Expense	(396)	(440)	(1,301)	(1,318)
Net Foreign Currency Transaction Losses	(276)	(303)	(156)	(1,046)
Other Expense, Net	(162)	(157)	(282)	(238)
Total Other Expense, Net	(750)	(833)	(1,485)	(2,307)

Profit Before Income Taxes - as reported	$16,354	$15,396	$47,997	$42,427
Adjustments:
Restructuring Charge	—	—	—	1,440
Profit Before Income Taxes - as adjusted	$16,354	$15,396	$47,997	$43,867

Income Tax Expense - as reported	$4,562	$4,779	$14,887	$12,497
Adjustments:
Restructuring Charge	—	—	—	417
Discrete Tax Item Related to 2012 R&D Tax Credit	—	—	—	582
Income Tax Expense - as adjusted	$4,562	$4,779	$14,887	$13,496

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Page 10 – Tennant Company Reports 2014 Third Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013

Net Earnings - as reported	$11,792	$10,617	$33,110	$29,930
Adjustments:
Restructuring Charge	—	—	—	1,023
Discrete Tax Item Related to 2012 R&D Tax Credit	—	—	—	(582)
Net Earnings - as adjusted	$11,792	$10,617	$33,110	$30,371

Net Earnings per Share - as reported:
Basic	$0.65	$0.58	$1.82	$1.64
Diluted	$0.63	$0.56	$1.77	$1.59
Adjustments:
Restructuring Charge	—	—	—	0.05
Discrete Tax Item Related to 2012 R&D Tax Credit	—	—	—	(0.03)

Diluted Net Earnings per Share - as adjusted	$0.63	$0.56	$1.77	$1.61

Full
Year
2013

Diluted Earnings per Share - as reported	$2.14
Adjustments:
Restructuring Charges	0.15
Discrete Tax Item Related to 2012 R&D Tax Credit	(0.03)

Diluted Earnings per Share - as adjusted	$2.26
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